Exhibit 21.1
                                                                    ------------

                             SUBSIDIARIES OF THE COMPANY




     Name                              State of Incorporation
     ----                              ----------------------


     International Healthcare, Inc.    New Jersey

     O.A.SYS. Corporation              New York

     DHG, Inc.                         New York (66-2/3% owned by the
                                       Registrant)